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Ford Finishes 2016 Strong; Fourth Quarter and Full-Year Profits in Line with Expectations

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2016 FULL-YEAR AND FOURTH QUARTER FINANCIAL RESULTS*

	Net Income	Adjusted Pre-Tax Profit (Non-GAAP)	Revenue	Wholesales	Automotive Segment Operating Margin	Automotive Segment Operating Cash Flow
Full Year 2016	**$4.6B**	**$10.4B**	**$151.8B**	**6,651K**	**6.7%**	**$6.4B**
B/(W) FY 2015	$(2.8)B	$(0.4)B	$2.2B	16K	(0.1) ppts	$(0.9)B
4Q 2016	**$(0.8)B**	**$2.1B**	**$38.7B**	**1,707K**	**5.7%**	**$1.5B**
B/(W) 4Q 2015	$(2.7)B	$(0.5)B	$(1.6)B	(68)K	(0.4) ppts	$(0.6)B

HIGHLIGHTS

- Full-year **net income $4.6B,** down $2.8B from a year ago due to $3.0B 4Q pre-tax pension remeasurement; full-year **total company adjusted pre-tax profit $10.4B**, down slightly from a year ago
- Full-year **earnings per share $1.15**, down $0.69 from a year ago; **adjusted earnings per share $1.76,** down $0.17
- **Second-best profit sharing payments to more than 56,000 eligible hourly UAW-represented employees; approximately $9,000 for employees** on a full-year basis
- Full-year **global market share of 7.3 percent**, down one-tenth of a percentage point from a year ago
- Full-year **Automotive segment pre-tax profit $9.4B**, down $0.1B; **Automotive segment operating margin 6.7 percent,** down 0.1 ppts; both close to the record results in 2015
- **North America** full-year **operating margin 9.7 percent,** including **record 4Q operating margin** of 8.5 percent
- **Record** full-year **performance in Europe; $1.2 billion pre-tax profit** and operating margin of 4.2 percent; **Asia Pacific, second-best full-year pre-tax profit of $627M**
- **Automotive operations outside North America** delivered a full-year profit of $421 million, **nearly double 2015**
- **Strong cash and liquidity including Automotive cash of $27.5B**; cash net of debt $11.6B
- Full-Year **Automotive segment operating cash flow $6.4B**, down $0.9B from a year ago
- **Ford Credit** full-year **pre-tax profit of $1.9B**
- **Launched 11 global products in 2016**, including first all-new F-Series Super Duty in 18 years, the flagship Lincoln Continental and Focus RS
- **Rewarded shareholders by distributing $3.5 billion,** including first supplemental dividend of $1 billion
- **2017 guidance:** Consistent with previous guidance, 2017 company outlook generally lower than 2016, driven by investments in emerging opportunities



"We achieved a solid 2016 net income of $4.6 billion, as well as an adjusted pre-tax company profit of $10.4 billion, which was our second best ever – building on the all-time record we had set the year before. This underscores the substantial progress we are making in expanding our business to be an auto and a mobility company. This year, we're focused on building on our strengths, transforming underperforming parts of our business and investing in the emerging opportunities that will provide even more profitable growth in the future."

Mark Fields, President & CEO

PRODUCTS & SERVICES



2017 F-Series Super Duty

Ford F-Series officially became the best-selling truck in the U.S. for 40 straight years. Thanks in part to the all-new Super Duty, which raised the bar with its all-new chassis and high-strength military grade aluminum alloy body, updated powertrains and up to 20 segment-exclusive features.



2017 Lincoln Continental

Lincoln had a strong 2016, with sales up 24 percent globally, 17 percent in the U.S. and nearly triple in China. The company sold 159,000 vehicles while also receiving third–party recognition for product appeal, quality and customer satisfaction.



Fusion Hybrid AV Test Vehicle

In December, Ford launched the next-generation Fusion Hybrid Autonomous Development Vehicle, bringing its test fleet size to 30 vehicles making it one of the largest in the auto industry. In 2017, the company plans to triple the size of the fleet for a total of about 90 vehicles.


chariot
chariot

Chariot Ride-Sharing Service

San Francisco-based Chariot, an app-based, crowd-sourced ride-sharing service, was expanded to Austin, Texas in the fourth quarter. Chariot will expand to eight cities by the end of 2017, including at least one global city.

*See endnote on page 4.

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Ford Motor Company 4Q January 26, 2017

AUTOMOTIVE SEGMENT RESULTS

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Profit
Full Year 2016	**6,651K**	**$141.5B**	**7.3%**	**6.7%**	**$9.4B**
B/(W) FY 2015	16K	$0.9B	(0.1) ppts	(0.1) ppts	$(0.1)B

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Profit
4Q 2016	**1,707K**	**$36.0B**	**7.1%**	**5.7%**	**$2.0B**
B/(W) 4Q 2015	(68)K	$(1.9)B	(0.1) ppts	(0.4) ppts	$(0.3)B

North America

- Strong full-year operating margin of 9.7 percent and pre-tax profit of $9.0B, generating second-best profit sharing payments to more than 56,000 eligible hourly UAW-represented employees; approximately $9,000 for employees on a full-year basis
- In 4Q, within the U.S., average retail transaction prices were $1,400 per vehicle higher compared to a year ago, almost four times the industry average increase
- For 2017, expect operating margin and profit to be strong but lower than 2016, mainly due to unfavorable volume and mix and increased investments in emerging opportunities

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
FY 2016	3,019K	$92.6B	13.9%	9.7%	$9.0B
B/(W) FY 2015	(54)K	$0.7B	(0.1) ppts	(0.5) ppts	$(344)M

South America

- As expected, full-year pre-tax loss worse year-over-year, due to economic environment
- In 4Q, all key metrics up for the first time since 3Q 2013; wholesales were up 13 percent year over year and revenue was up 18 percent
- For 2017, expect loss to improve as a result of improving market factors as the economy begins to recover

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
FY 2016	325K	$4.8B	8.8%	(23.0)%	$(1.1)B
B/(W) FY 2015	(56)K	$(1.0)B	(0.8) ppts	(8.6) ppts	$(277)M

Europe

- Record full-year pre-tax profit of $1.2B and record operating margin of 4.2 percent
- In 4Q, delivered seventh consecutive profitable quarter, with pre-tax profit and operating margin up more than 25 percent from a year ago
- For 2017, expect to remain profitable, although at levels below 2016 due mainly to weaker sterling and higher costs associated with launch of Fiesta and EcoSport

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
FY 2016	1,539K	$28.5B	7.7%	4.2%	$1.2B
B/(W) FY 2015	9K	$0.3B	– ppts	3.3 ppts	$946M

Middle East & Africa

- A challenging quarter and full year, driven by external factors resulting in lower industry volume
- For 2017, results expected to improve due to lower costs, higher net pricing and favorable exchange

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
FY 2016	161K	$3.6B	4.5%	(8.3)%	$(302)M
B/(W) FY 2015	(26)K	$(0.4)B	0.1 ppts	(9.1) ppts	$(333)M

Asia Pacific

- Second-best full-year pre-tax profit of $627M; operating margin 5.2 percent
- In 4Q, share in China up two-tenths to 5.2 percent, driven by new vehicle introductions
- For 2017, expect Asia Pacific's profit to improve year over year, due to favorable volume and mix

	Wholesales	Revenue	Market Share	Operating Margin	Pre-Tax Results
FY 2016	1,607K	$12.0B	3.8%	5.2%	$627M
B/(W) FY 2015	143K	$1.3B	0.2 ppts	(1.9) ppts	$(138)M

FORD CREDIT RESULTS

	Pre-Tax Results
FY 2016	**$1.9B**
B/(W) FY15	$(207)M

Ford Credit

- Ford Credit delivered solid full-year results, with $1.9B pre-tax profit; continued receivables growth
- In 4Q, more than doubled China contract volume; led J.D. Power mass-market and luxury U.S. Consumer Financing Satisfaction Study 2016 rankings
- For 2017, continue to expect about $1.5B pre-tax profit due to expected lower U.S. auction values

"The strength of our full-year results across so many parts of the business was really encouraging. We had a solid net income, although lower than last year because of our pension remeasurement. We achieved the second-best Company adjusted pre-tax profit, Auto operating margin and Auto operating cash flow. We also delivered an improved combined profit at our business units outside North America, and ended the year with a robust balance sheet. In addition, we're pleased to have distributed $3.5 billion to shareholders last year, with a plan to provide another $2.8 billion in 2017."

Bob Shanks
Executive Vice President & CFO



2

Ford Motor Company 4Q January 26, 2017

Ford Motor Company 4Q January 26, 2017 3 Statements included or incorporated by reference herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:  Decline in industry sales volume, particularly in the United States, Europe, or China due to financial crisis, recession, geopolitical events, or other factors;  Decline in Ford's market share or failure to achieve growth;  Lower-than-anticipated market acceptance of Ford's new or existing products or services;  Market shift away from sales of larger, more profitable vehicles beyond Ford's current planning assumption, particularly in the United States;  An increase in or continued volatility of fuel prices, or reduced availability of fuel;  Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;  Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;  Adverse effects resulting from economic, geopolitical, or other events;  Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions;  Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man- made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors);  Single-source supply of components or materials;  Labor or other constraints on Ford's ability to maintain competitive cost structure;  Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;  Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns);  Restriction on use of tax attributes from tax law "ownership change”;  The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;  Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and / or sales restrictions;  Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;  A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller ("take-or-pay" contracts);  Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments;  Inherent limitations of internal controls impacting financial statements and safeguarding of assets;  Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier;  Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;  Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;  Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;  Increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and  New or increased credit regulations, consumer or data protection regulations or other regulations resulting in higher costs and / or additional financing restrictions. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward- looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. R I S K F A C T O R S

CONFERENCE CALL DETAILS

Ford Motor Company [NYSE:F] releases its preliminary 2016 fourth quarter and full-year financial results at 7:00 a.m. EST today. The following briefings will be held after the announcement:

At 9:00 a.m. (EST), Mark Fields, Ford president and chief executive officer, and Bob Shanks, Ford executive vice president and chief financial officer, will host a conference call to discuss Ford's preliminary 2016 fourth quarter and full-year results.

At 11 a.m. (EST), Joy Falotico, Ford Credit chairman and chief executive officer, and Marion Harris, Ford Credit chief financial officer, will host a conference call to discuss Ford Credit's preliminary 2016 fourth quarter full-year results.

The presentations (listen-only) and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.

Access Information - Thursday, Jan. 26, 2017

Ford Earnings Call: 9 a.m. EST
Toll-Free: 1.877.870.8664
International: 1.970.297.2423
Passcode: Ford Earnings

Ford Credit Earnings Call: 11 a.m. EST
Toll-Free: 1.877.870.8664
International: 1.970.297.2423
Passcode: Ford Credit Earnings

REPLAYS
(Available after 1:00 p.m. EST the day of the event through Friday, Feb. 3, 2017)
www.shareholder.ford.com
Toll-Free: 1.855.859.2056
International: 1.404.537.3406
Passcodes:
Ford Earnings: 95411828
Ford Credit Earnings: 95420926

About Ford Motor Company
Ford Motor Company is a global automotive and mobility company based in Dearborn, Michigan. With about 201,000 employees and 62 plants worldwide, the company's core business includes designing, manufacturing, marketing and servicing a full line of Ford cars, trucks and SUVs, as well as Lincoln luxury vehicles. To expand its business model, Ford is aggressively pursuing emerging opportunities with investments in electrification, autonomy and mobility. Ford provides financial services through Ford Motor Credit Company. For more information regarding Ford and its products and services, please visit www.corporate.ford.com.

Contact(s):	Media Inquiries:	Equity Investment Community:	Fixed Income Investment Community:	Shareholder Inquiries:
	Brad Carroll 1.313.390.5565 bcarro37@ford.com	Dawn Dombroski 1.313.845.2868 fordir@ford.com	Karen Rocoff 1.313.621.0965 fixedinc@ford.com	1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

* The following applies to the information throughout this release:

- The financial results discussed herein are presented on a preliminary basis; final data will be included in Ford's Annual Report on Form 10-K for the year ended December 31, 2016.
- See tables at the end of this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as "adjusted" to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP").
- Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not includes these sales. See materials supporting the January 26, 2017 conference calls at www.shareholder.ford.com for further discussion of wholesale unit volumes.
- Automotive segment operating margin is defined as Automotive segment pre-tax profit divided by Automotive segment revenue.
- References to records related, Automotive segment operating cash flow, Automotive segment operating margin and Automotive business unit results are since at least 2000.
- Total company adjusted pre-tax profit is a non-GAAP financial measure. Ford does not provide guidance on net income, the comparable GAAP financial measure. Full-year net income will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year end, specifically pension and OPEB remeasurement gains and losses.

Ford Motor Company 4Q January 26, 2017

4

CONSOLIDATED INCOME STATEMENT

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
(in millions, except per share amounts)

	For the years ended December 31,		
	2014	2015 (unaudited)	2016
Revenues			
Automotive	$ 135,782	$ 140,566	$ 141,546
Financial Services	8,295	8,992	10,253
Other	—	—	1
Total revenues	144,077	149,558	151,800
Costs and expenses			
Cost of sales	125,025	124,041	126,584
Selling, administrative, and other expenses	11,842	10,502	12,196
Financial Services interest, operating, and other expenses	6,878	7,368	8,904
Total costs and expenses	143,745	141,911	147,684
Interest expense on Automotive debt	797	773	894
Non-Financial Services interest income and other income/(loss), net	76	1,188	1,356
Financial Services other income/(loss), net	348	372	438
Equity in net income of affiliated companies	1,275	1,818	1,780
Income before income taxes	1,234	10,252	6,796
Provision for/(Benefit from) income taxes	4	2,881	2,189
Net income	1,230	7,371	4,607
Less: Income/(Loss) attributable to noncontrolling interests	(1)	(2)	11
Net income attributable to Ford Motor Company	$ 1,231	$ 7,373	$ 4,596
EARNINGS PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK			
Basic income	$ 0.31	$ 1.86	$ 1.16
Diluted income	0.31	1.84	1.15
Cash dividends declared	0.50	0.60	0.85

Ford Motor Company 4Q January 26, 2017

5

CONSOLIDATED BALANCE SHEET

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions)

	December 31, 2015	December 31, 2016
	(unaudited)	
ASSETS		
Cash and cash equivalents	$ 14,272	$ 15,905
Marketable securities	20,904	22,922
Financial Services finance receivables, net	45,137	46,266
Trade and other receivables, less allowances of $372 and $392	11,042	11,102
Inventories	8,319	8,898
Other assets	2,913	3,368
Total current assets	102,587	108,461
Financial Services finance receivables, net	45,554	49,924
Net investment in operating leases	27,093	28,829
Net property	30,163	32,072
Equity in net assets of affiliated companies	3,224	3,304
Deferred income taxes	11,509	9,705
Other assets	4,795	5,656
Total assets	$ 224,925	$ 237,951
LIABILITIES		
Payables	$ 20,272	$ 21,296
Other liabilities and deferred revenue	19,089	19,316
Automotive debt payable within one year	1,779	2,685
Financial Services debt payable within one year	41,196	46,984
Total current liabilities	82,336	90,281
Other liabilities and deferred revenue	23,457	24,395
Automotive long-term debt	11,060	13,222
Financial Services long-term debt	78,819	80,079
Deferred income taxes	502	691
Total liabilities	196,174	208,668
Redeemable noncontrolling interest	94	96
EQUITY		
Capital stock		
Common Stock, par value $.01 per share (3,976 million shares issued of 6 billion authorized)	40	40
Class B Stock, par value $.01 per share (71 million shares issued of 530 million authorized)	1	1
Capital in excess of par value of stock	21,421	21,630
Retained earnings	14,414	15,634
Accumulated other comprehensive income/(loss)	(6,257)	(7,013)
Treasury stock	(977)	(1,122)
Total equity attributable to Ford Motor Company	28,642	29,170
Equity attributable to noncontrolling interests	15	17
Total equity	28,657	29,187
Total liabilities and equity	$ 224,925	$ 237,951

6

Ford Motor Company 4Q January 26, 2017

CONSOLIDATED STATEMENT OF CASHFLOWS

FORD MOTOR COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

	For the years ended December 31,		
	2014	2015	2016
		(unaudited)	
Cash flows from operating activities			
Net income	$ 1,230	$ 7,371	$ 4,607
Depreciation and tooling amortization	7,385	7,993	9,023
Other amortization	38	(27)	(306)
Provision for credit and insurance losses	305	418	672
Pension and other postretirement employee benefits ("OPEB") expense	4,429	512	2,667
Equity investment (earnings)/losses in excess of dividends received	189	(333)	(178)
Foreign currency adjustments	825	710	283
Net (gain)/loss on changes in investments in affiliates	798	(42)	(139)
Stock compensation	180	199	210
Net change in wholesale and other receivables	(2,208)	(5,090)	(1,449)
Provision for deferred income taxes	(94)	2,120	1,547
Decrease/(Increase) in accounts receivable and other assets	(2,896)	(3,563)	(2,855)
Decrease/(Increase) in inventory	(936)	(1,155)	(815)
Increase/(Decrease) in accounts payable and accrued and other liabilities	5,729	7,758	6,482
Other	(467)	(701)	43
Net cash provided by/(used in) operating activities	14,507	16,170	19,792
Cash flows from investing activities			
Capital spending	(7,463)	(7,196)	(6,992)
Acquisitions of finance receivables and operating leases	(51,673)	(57,217)	(56,007)
Collections of finance receivables and operating leases	36,497	38,130	38,834
Purchases of equity and debt securities	(48,694)	(41,279)	(31,428)
Sales and maturities of equity and debt securities	50,264	40,766	29,354
Change related to Venezuelan operations	(477)	—	—
Settlements of derivatives	281	134	825
Other	141	500	62
Net cash provided by/(used in) investing activities	(21,124)	(26,162)	(25,352)
Cash flows from financing activities			
Cash dividends	(1,952)	(2,380)	(3,376)
Purchases of Common Stock	(1,964)	(129)	(145)
Net changes in short-term debt	(3,870)	1,646	3,864
Proceeds from issuance of other debt	40,043	48,860	45,961
Principal payments on other debt	(28,859)	(33,358)	(38,797)
Other	25	(317)	(49)
Net cash provided by/(used in) financing activities	3,423	14,322	7,458
Effect of exchange rate changes on cash and cash equivalents	(517)	(815)	(265)
Net increase/(decrease) in cash and cash equivalents	$ (3,711)	$ 3,515	$ 1,633
Cash and cash equivalents at January 1	$ 14,468	$ 10,757	$ 14,272
Net increase/(decrease) in cash and cash equivalents	(3,711)	3,515	1,633
Cash and cash equivalents at December 31	$ 10,757	$ 14,272	$ 15,905

7

Ford Motor Company 4Q January 26, 2017

SUPPLEMENTAL FINANCIAL INFORMATION

The tables below provide supplemental consolidating financial information. The data is presented by our reportable segments, Automotive and Financial Services. All Other, Special Items, and Adjustments include our operating segments that did not meet the quantitative threshold to qualify as a reportable segment, special items (which primarily consists of our pension and OPEB remeasurement gains and losses), eliminations of intersegment transactions, and deferred tax netting.

Selected Income Statement Information. The following table provides supplemental income statement information, by segment (in millions):

	For the year ended December 31, 2016 (unaudited)			
	Automotive	Financial Services	All Other, Special Items, & Adjustments	Consolidated
Revenues	$ 141,546	$ 10,253	$ 1	$ 151,800
Total costs and expenses	135,116	8,904	3,622	147,642
Interest expense on Automotive debt	—	—	894	894
Other income/(loss), net	1,245	438	69	1,752
Equity in net income of affiliated companies	1,747	33	—	1,780
Income/(loss) before income taxes	9,422	1,820	(4,446)	6,796
Provision for/(Benefit from) income taxes	3,109	505	(1,425)	2,189
Net income/(loss)	$ 6,313	$ 1,315	$ (3,021)	$ 4,607

8

Ford Motor Company 4Q January 26, 2017

SUPPLEMENTAL FINANCIAL INFORMATION

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information, by segment (in millions):

	December 31, 2016 (unaudited)			
Assets	Automotive	Financial Services	All Other, Special Items, & Adjustments	Consolidated
Cash and cash equivalents	$ 7,820	$ 8,077	$ 8	$ 15,905
Marketable securities	19,642	3,280	—	22,922
Financial Services finance receivables, net	—	46,266	—	46,266
Trade and other receivables, less allowances	4,457	6,645	—	11,102
Inventories	8,898	—	—	8,898
Other assets	2,328	1,040	—	3,368
Receivable from other segments	7	784	(791)	—
Total current assets	43,152	66,092	(783)	108,461
Financial Services finance receivables, net	—	49,924	—	49,924
Net investment in operating leases	1,620	27,209	—	28,829
Net property	31,916	156	—	32,072
Equity in net assets of affiliated companies	3,136	153	15	3,304
Deferred income taxes	13,112	206	(3,613)	9,705
Other assets	3,993	1,617	46	5,656
Receivable from other segments	—	895	(895)	—
Total assets	$ 96,929	$ 146,252	$ (5,230)	$ 237,951
Liabilities				
Payables	$ 20,239	$ 1,057	$ —	$ 21,296
Other liabilities and deferred revenue	18,193	1,120	3	19,316
Automotive debt payable within one year	2,685	—	—	2,685
Financial Services debt payable within one year	—	46,984	—	46,984
Payable to other segments	784	—	(784)	—
Total current liabilities	41,901	49,161	(781)	90,281
Other liabilities and deferred revenue	23,414	972	9	24,395
Automotive long-term debt	13,222	—	—	13,222
Financial Services long-term debt	—	80,079	—	80,079
Deferred income taxes	199	4,105	(3,613)	691
Payable to other segments	895	—	(895)	—
Total liabilities	$ 79,631	$ 134,317	$ (5,280)	$ 208,668

9

Ford Motor Company 4Q January 26, 2017

SUPPLEMENTAL FINANCIAL INFORMATION

Selected Cash Flow Information. The following tables provide supplemental cash flow information, by segment (in millions):

	For the year ended December 31, 2016 (unaudited)			
Cash flows from operating activities	**Automotive**	**Financial Services**	**All Other, Special Items, & Adjustments**	**Consolidated**
Net income	$ 6,313	$ 1,315	$ (3,021)	$ 4,607
Depreciation and tooling amortization	4,667	4,356	—	9,023
Other amortization	175	(481)	—	(306)
Provision for credit and insurance losses	—	672	—	672
Pension and OPEB expense	2,667	—	—	2,667
Equity investment (earnings)/losses in excess of dividends received	(148)	(30)	—	(178)
Foreign currency adjustments	297	(14)	—	283
Net (gain)/loss on changes in investments in affiliates	(139)	—	—	(139)
Stock compensation	200	10	—	210
Net Change in wholesale and other receivables	—	(1,449)	—	(1,449)
Provision for deferred income taxes	634	913	—	1,547
Decrease/(Increase) in intersector receivables/payables	540	(543)	3	—
Decrease/(Increase) in accounts receivable and other assets	(2,516)	(339)	—	(2,855)
Decrease/(Increase) in inventory	(815)	—	—	(815)
Increase/(Decrease) in accounts payable and accrued and other liabilities	6,176	301	5	6,482
Other	(2,934)	(29)	3,006	43
Interest supplements and residual value support to Financial Services	(4,072)	4,072	—	—
Net cash provided by/(used in) operating activities	11,045	$ 8,754	$ (7)	$ 19,792
*Reconciling Adjustments to Automotive Segment Operating Cash Flows**				
Automotive capital spending	(6,947)			
Net cash flows from non-designated derivatives	610			
Funded pension contributions	1,155			
Separation payments	336			
Other	186			
Automotive Segment Operating Cash Flows	$ 6,385			

* We measure and evaluate our Automotive segment operating cash flow on a different basis than Net cash provided by/(used in) operating activities in our consolidated statement of cash flows. Automotive segment operating cash flow includes additional elements management considers to be related to our Automotive operating activities, primarily capital spending and non-designated derivatives, and excludes outflows for funded pension contributions, separation payments, and other items that are considered operating cash flows under U.S. GAAP. The table above quantifies the reconciling adjustments to Net cash provided by/(used in) operating activities for the period ended December 31, 2016.

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Ford Motor Company 4Q January 26, 2017

Ford Motor Company 4Q January 26, 2017 11 S U P P L E M E N TA L F I N A N C I A L I N F O R M AT I O N Selected Cash Flow Information. The following tables provide supplemental cash flow information, by segment (in millions): Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (Continued) For the year ended December 31, 2016 (unaudited) Cash flows from investing activities Automotive Financial Services All Other, Special Items, & Adjustments Consolidated Capital spending $ (6,947) $ (45) $ — $ (6,992) Acquisitions of finance receivables and operating leases — (56,007) — (56,007) Collections of finance receivables and operating leases — 38,834 — 38,834 Purchases of equity and debt securities (24,133) (7,289) (6) (31,428) Sales and maturities of equity and debt securities 22,598 6,756 — 29,354 Settlements of derivatives 610 215 — 825 Other 171 (60) (49) 62 Investing activity (to)/from other segments 80 — (80) — Net cash provided by/(used in) investing activities $ (7,621) $ (17,596) $ (135) $ (25,352) Cash flows from financing activities Cash dividends $ (3,376) $ — $ — $ (3,376) Purchases of Common Stock (145) — — (145) Net changes in short-term debt 404 3,460 — 3,864 Proceeds from issuance of other debt 3,153 42,808 — 45,961 Principal payments on other debt (1,053) (37,744) — (38,797) Other 53 (102) — (49) Financing activity to/(from) other segments — (150) 150 — Net cash provided by/(used in) financing activities $ (964) $ 8,272 $ 150 $ 7,458 Effect of exchange rate changes on cash and cash equivalents $ (26) $ (239) $ — $ (265)

NON-GAAP FINANCIAL MEASURES THAT SUPPLEMENT GAAP MEASURES

We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted.

Total Company Adjusted Pre-tax Profit (Most Comparable GAAP Measure: Net income attributable to Ford) – The non-GAAP measure is useful to management and investors because it allows users to evaluate our pre-tax results excluding pre-tax special items. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses that are not reflective of our underlying business results, (ii) significant restructuring actions related to our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities.

Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company's diluted net earnings per share adjusted for impact of pre-tax special items (described above), and tax special items. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of underlying run rate of our business.

The following slides provide reconciliations of non-GAAP measures to most comparable GAAP measures.

EARNINGS PER SHARE RECONCILIATION TO ADJUSTED EARNINGS PER SHARE

	2016	
	4Q	FY
Diluted After-Tax Results (Mils)		
Diluted After-tax results (GAAP)	$ (783)	$ 4,596
Less: Impact of Pre-tax and tax special items	(2,001)	(2,458)
Adjusted Net Income – Diluted (Non-GAAP)	$ 1,218	$ 7,054
Basic and Diluted Shares (Mils)		
Basic shares (Average shares outstanding)	$ 3,974	$ 3,973
Net dilutive options and unvested restricted stock units	26	26
Diluted Shares	$ 4,000	$ 3,999
Earnings Per Share – Diluted (GAAP)*	$ (0.20)	$ 1.15
Less: Net impact of adjustments	(0.50)	(0.61)
Adjusted Earnings Per Share – Diluted (Non-GAAP)	$ 0.30	$ 1.76

* The fourth quarter calculation of Earnings Per Share – Diluted (GAAP) excludes the 26 million shares of net dilutive options and unvested restricted stock units due to their antidilutive effect

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Ford Motor Company 4Q January 26, 2017

NET INCOME RECONCILIATION TO ADJUSTED PRE-TAX PROFIT

(Mils)	4Q		FY	
	2015	2016	2015	2016
Net income / (loss) attributable to Ford (GAAP)	$ 1,868	$ (783)	$ 7,373	$ 4,596
Income / (loss) attributable to non-controlling interests	(4)	2	(2)	11
Net income / (loss)	$ 1,864	$ (781)	$ 7,371	$ 4,607
Less: (Provision for) / Benefit from income taxes	(32)	336	(2,881)	(2,189)
Income / (Loss) before income taxes	$ 1,896	$ (1,117)	$ 10,252	$ 6,796
Less: Special items pre-tax	(714)	(3,249)	(548)	(3,579)
Adjusted pre-tax profit (Non-GAAP)	$ 2,610	$ 2,132	$ 10,800	$ 10,375

TOTAL COMPANY SPECIAL ITEMS

(Mils)	4Q		FY	
	2015	2016	2015	2016
Pension and OPEB Remeasurement Gain / (Losses)				
Year End Net Pension and OPEB Remeasurement Loss	$ (698)	$ (2,985)	$ (698)	$ (2,985)
Other Pension Remeasurement Loss	--	--	--	(11)
Separation-related actions	$ --	$ (11)	$ --	$ (304)
Other Items				
Nemak IPO	$ (16)	$ --	$ 150	$ --
San Luis Potosi Plant Cancellation	--	(199)	--	(199)
Japan Indonesia Market Closure	--	(54)	--	(80)
Total Other Items	$ (16)	$ (253)	$ 150	$ (279)
Total Pre-tax Special Items	$ (714)	$ (3,249)	$ (548)	$ (3,579)
Tax Special Items	$ 263	$ 1,248	$ 205	$ 1,121
Memo:				
Special items impact on earnings per share*	$ (0.11)	$ (0.50)	$ (0.09)	$ (0.61)

* Includes related tax effect on special items and tax special items

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Ford Motor Company 4Q January 26, 2017